UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2011

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 5, 2011, the Administrative Court in Gothenburg, Sweden rejected the Registrant’s appeal and upheld the Swedish Tax Agency’s imposition of a value added tax (“VAT”) assessment of approximately SEK 112 million ($17.3 million) and SEK 22 million ($3.4 million) in penalties for the period from 2004 through June 2008. If the value added tax for these periods ultimately will be held payable, it is likely that the Swedish Tax Agency also will request such tax for periods subsequent to June 2008.

On September 4, 2008, a Swedish court granted an application made by the Swedish Tax Agency to seize SEK 100 million ($15.4 million) of assets owned by one of the Registrant’s subsidiaries, Inter Direct Tel Ltd., as security for payment of VAT. Inter Direct Tel appealed the seizure order and on October 6, 2008, the appellate court, the Administrative Court of Appeal in Gothenburg, reversed the lower court’s seizure order. On December 17, 2008, the Swedish Tax Agency sent Inter Direct Tel an Audit Memo describing its reasoning for a VAT assessment of approximately SEK 112 million ($17.3 million) and SEK 22 million ($3.4 million) in penalties. On March 27, 2009, Inter Direct Tel responded to the comments in the Audit Memo. On June 5, 2009, Inter Direct Tel received a re-assessment from the Swedish Tax Agency in the same amounts assessed in the Audit Memo with the payment due on July 13, 2009. Inter Direct Tel received a suspension of the payment obligation until the matter is addressed by the appropriate court. On 15 June, 2009, Inter Direct Tel filed an appeal of the re-assessment, which was completed on September 30, 2009. On October 27, 2009, the Swedish Tax Agency issued a mandatory reconsidered decision on the re-assessment which did not change its previous assessment. On December 9, 2009, Inter Direct Tel submitted its response to the Swedish Tax Agency’s decision to the County Administrative Court in Vänersborg. The case was subsequently transferred to the Administrative Court in Gothenburg and the judgment was rendered by the Administrative Court in Gothenburg on August 5, 2011.

The Registrant intends to appeal the judgment of the Administrative Court in Gothenburg to the Administrative Court of Appeal in Gothenburg and apply for a suspension of the payment obligation pending a decision of the appeal.

This Current Report on Form 8-K, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently.  While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K.  We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chief Executive Officer and Chairman of the Board

Dated: August 10, 2011